Exhibit 99.2

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
SVP, Corporate Communications and Investor Relations
(215) 454-1241
heather.crowell@preit.com

PREIT Issues Revised Sales Reconciliation Table

PHILADELPHIA, July 26, 2016 -- PREIT (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2016.  In those results, there was an error in the presentation of the sales per square foot reconciliation for the period comparing June 30, 2016 to June 30, 2015.

The corrected and previously reported sales per square foot reconciliations can be found below:

	As Previously Reported	As Corrected
June 30, 2015 Sales per square foot	$418	$418
Organic sales growth	23	13
Asset sales	15	25
Springfield Town Center	2	2
June 30, 2016 Sales per square foot	$458	$458
About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust specializing in the ownership and management of differentiated shopping malls. Headquartered in Philadelphia, Pa., the company owns and operates over 25 million square feet of retail space in the eastern half of the United States with concentration in the Mid-Atlantic region's top MSAs. Since 2012, the company has driven a transformation guided by an emphasis on balance sheet strength, high-quality merchandising and disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.
Forward Looking Statements
This press release, together with other statements and information publicly disseminated by us, contain certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by

Exhibit 99.2

uncertainties affecting real estate businesses generally as well as the following, among other factors:
Changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; risks relating to development and redevelopment activities; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; changes to our corporate management team and any resulting modifications to our business strategies; the effects of online shopping and other uses of technology on our retail tenants; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our Credit Agreements; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short and long-term liquidity position; potential dilution from any capital raising transactions or other equity issuances; and general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment.
Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2015 in the section entitled "Item 1A. Risk Factors." We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.
**     Quarterly supplemental financial and operating     **
**     information will be available on www.preit.com     **